Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Donegal Mutual Insurance Company 401(k) Plan
We consent to the incorporation by reference in the Registration Statements (Nos. 333-93785, 333-94301 and 333-89644) on Form S-8 of our report dated June 23, 2011, appearing in this Annual Report on Form 11-K of the Donegal Mutual Insurance Company 401(k) Plan for the year ended December 31, 2010.

/s/ ParenteBeard LLC

ParenteBeard LLC
Lancaster, Pennsylvania
June 23, 2011

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